Exhibit 99.1

Quest Diagnostics Reports Fourth Quarter and Full Year 2024 Financial Results;
Provides Guidance for Full Year 2025; Increases Quarterly Dividend 6.7% to $0.80 Per Share

•Fourth quarter revenues of $2.62 billion, up 14.5% from 2023
•Fourth quarter reported diluted earnings per share ("EPS") of $1.95, up 14.7% from 2023; and adjusted diluted EPS of $2.23, up 3.7% from 2023
•Full year revenues of $9.87 billion, up 6.7% from 2023
•Full year reported diluted EPS of $7.69, up 2.7% from 2023; and adjusted diluted EPS of $8.93, up 2.5% from 2023
•Full year 2025 reported diluted EPS expected to be between $8.34 and $8.59; and adjusted diluted EPS expected to be between $9.55 and $9.80

SECAUCUS, N.J., January 30, 2025 -- Quest Diagnostics Incorporated (NYSE: DGX), a leading provider of diagnostic information services, announced today financial results for the fourth quarter and full year ended December 31, 2024.

“In the fourth quarter, we delivered impressive revenue growth of nearly 15%, including approximately 5% organic growth, while also improving our profitability,” said Jim Davis, Chairman, CEO, and President. “For the full year, we drove revenue growth of close to 7%, including approximately 3% from organic growth. Our team completed eight acquisitions, including LifeLabs in Canada, expanded our advanced diagnostics portfolio, and extended our geographic and market reach with new clinical, consumer and health plan customers.”

Mr. Davis continued: "Our guidance for 2025 reflects our confidence in the core strength of our business, continuing robust utilization, and the momentum from acquisitions completed in 2024. These dynamics position us favorably to accelerate revenue and earnings growth in 2025.”

Select 2024 full year accomplishments:
•Completed eight acquisitions, including LifeLabs in Canada and four hospital outreach lab acquisitions.
•Extended our health plan access to over 90% of in-network lives nationwide, including in new geographies through collaborations with Elevance Health and Sentara Health Plans, which took effect January 1, 2025.
•Grew our Advanced Diagnostics portfolio, adding the sensitive p-tau217 and p-tau181 biomarkers to our AD-Detect blood-based test menu for assessing Alzheimer’s disease risk, and launching the first H5 avian influenza test from a commercial laboratory based on a pandemic preparedness contract from the U.S. Centers for Disease Control and Prevention.
•Engaged approximately 75 academic, health system and community oncology centers in our Haystack MRD Early Experience Program, which provided oncologists with advanced access to our Haystack MRD blood test for aiding in the early detection of minimal residual disease from solid tumor cancers. We are now transitioning these organizations to a commercial program and are focused on expanding utilization among oncologists.
•Expanded our questhealth.com consumer-initiated test platform to include approximately 135 tests, including micronutrient deficiencies and high-risk Lipoprotein(a) cholesterol testing.
•Deployed automation and AI technologies across diverse laboratory, customer service and administrative areas, including automating core laboratory processes at three major regional laboratories, improving quality, customer experiences and productivity.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2024	2023	Change	2024	2023	Change
	(dollars in millions, except per share data)
Reported:
Net revenues	$2,621	$2,288	14.5%	$9,872	$9,252	6.7%
Diagnostic information services revenues	$2,556	$2,221	15.1%	$9,614	$8,976	7.1%
Revenue per requisition			0.2%			1.3%
Requisition volume			13.9%			5.5%
Organic requisition volume			0.6%			0.7%
Operating income (a)	$361	$267	35.3%	$1,346	$1,262	6.7%
Operating income as a percentage of net revenues (a)	13.8%	11.7%	2.1%	13.6%	13.6%	—%
Net income attributable to Quest Diagnostics (a)	$222	$192	15.1%	$871	$854	2.0%
Diluted EPS (a)	$1.95	$1.70	14.7%	$7.69	$7.49	2.7%
Cash provided by operations	$464	$527	(12.3)%	$1,334	$1,272	4.8%
Capital expenditures	$123	$72	73.9%	$425	$408	4.4%

Adjusted (a):
Operating income	$409	$338	21.2%	$1,541	$1,457	5.8%
Operating income as a percentage of net revenues	15.6%	14.8%	0.8%	15.6%	15.8%	(0.2)%
Net income attributable to Quest Diagnostics	$253	$245	3.7%	$1,011	$994	1.8%
Diluted EPS	$2.23	$2.15	3.7%	$8.93	$8.71	2.5%

(a)For further details impacting the year-over-year comparisons related to operating income, operating income as a percentage of net revenues, net income attributable to Quest Diagnostics, and diluted EPS, see note 2 of the financial tables attached below.

Dividend Increased

Quest Diagnostics' Board of Directors has authorized a 6.7% increase in its quarterly dividend from $0.75 to $0.80 per share, or $3.20 per share annually, effective with the dividend payable on April 21, 2025 to shareholders of record of Quest Diagnostics common stock on April 7, 2025. The company has raised its dividend annually since 2011.

Guidance for Full Year 2025

The company estimates its full year 2025 guidance in the table below. The company has included a presentation that includes additional guidance information on the Events and Presentations page of its investor relations website, which can be found at www.QuestDiagnostics.com/investor.

	Low	High
Net revenues	$10.70 billion	$10.85 billion
Net revenues increase	8.4%	9.9%
Reported diluted EPS	$8.34	$8.59
Adjusted diluted EPS	$9.55	$9.80
Cash provided by operations	Approximately $1.45 billion
Capital expenditures	Approximately $500 million

Note on Non-GAAP Financial Measures

As used in this press release the term “reported” refers to measures under accounting principles generally accepted in the United States (“GAAP”). The term “adjusted” refers to non-GAAP operating performance measures that exclude special items such as restructuring and integration charges, amortization expense, excess tax benefits ("ETB") associated with stock-based compensation, gains and losses associated with changes in the carrying value of our strategic investments, and other items.

Non-GAAP adjusted measures are presented because management believes those measures are useful adjuncts to GAAP results. Non-GAAP adjusted measures should not be considered as an alternative to the corresponding measures determined under GAAP. Management may use these non-GAAP measures to evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe that these non-GAAP measures are useful to investors and analysts to evaluate our performance period over period and relative to competitors, as well as to analyze the underlying trends in our business and to assess our performance. The additional tables attached below include reconciliations of non-GAAP adjusted measures to GAAP measures.

Conference Call Information

Quest Diagnostics will hold its quarterly conference call to discuss financial results beginning at 8:30 a.m. Eastern Time today.  The conference call can be accessed by dialing 888-455-0391 within the U.S. and Canada, or 773-756-0467 internationally, passcode: 7895081; or via live webcast on our website at www.QuestDiagnostics.com/investor. We suggest participants dial in approximately 10 minutes before the call.

A replay of the call may be accessed online at www.QuestDiagnostics.com/investor or, from approximately 10:30 a.m. Eastern Time on January 30, 2025 until midnight Eastern Time on February 13, 2025, by phone at 866-360-8701 for domestic callers and 203-369-0179 for international callers. Anyone listening to the call is encouraged to read our periodic reports, on file with the Securities and Exchange Commission, including the discussion of risk factors and historical results of operations and financial condition in those reports.

About Quest Diagnostics

Quest Diagnostics works across the healthcare ecosystem to create a healthier world, one life at a time. We provide diagnostic insights from the results of our laboratory testing to empower people, physicians and organizations to take action to improve health outcomes. Derived from one of the world's largest databases of de-identifiable clinical lab results, Quest's diagnostic insights reveal new avenues to identify and treat disease, inspire healthy behaviors and improve healthcare management. Quest Diagnostics annually serves one in three adult Americans and half the physicians and hospitals in the United States, and our more than 55,000 employees understand that, in the right hands and with the right context, our diagnostic insights can inspire actions that transform lives and create a healthier world. www.QuestDiagnostics.com.

Forward Looking Statements

The statements in this press release which are not historical facts may be forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management’s current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to, adverse results from pending or future government investigations, lawsuits or private actions, the competitive environment, the complexity of billing, reimbursement and revenue recognition for clinical laboratory testing, changes in government regulations, changing relationships with customers, payers, suppliers or strategic partners, acquisitions and other factors discussed in the company's most recently filed Annual Report on Form 10-K and in any of the company's subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including those discussed in the “Business,” “Risk Factors,” “Cautionary Factors that May Affect Future Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those reports.

For further information: Wendy Bost, Quest Diagnostics (Media): 973-520-2800, Shawn Bevec, Quest Diagnostics (Investors): 973-520-2900

This earnings release, including the attached financial tables, is available online in the Newsroom section at www.QuestDiagnostics.com.

ADDITIONAL TABLES FOLLOW

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Operations
For the Three and Twelve Months Ended December 31, 2024 and 2023
(in millions, except per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net revenues	$2,621	$2,288	$9,872	$9,252

Operating costs and expenses and other operating income:
Cost of services	1,763	1,552	6,628	6,199
Selling, general and administrative	466	407	1,770	1,642
Amortization of intangible assets	37	27	127	108
Other operating (income) expense, net	(6)	35	1	41
Total operating costs and expenses, net	2,260	2,021	8,526	7,990

Operating income	361	267	1,346	1,262

Other income (expense):
Interest expense, net	(65)	(40)	(201)	(152)
Other income, net	3	10	30	20
Total non-operating expense, net	(62)	(30)	(171)	(132)

Income before income taxes and equity in earnings of equity method investees	299	237	1,175	1,130
Income tax expense	(68)	(40)	(273)	(248)
Equity in earnings of equity method investees, net of taxes	5	8	19	26
Net income	236	205	921	908
Less: Net income attributable to noncontrolling interests	14	13	50	54
Net income attributable to Quest Diagnostics	$222	$192	$871	$854

Earnings per share attributable to Quest Diagnostics' common stockholders:
Basic	$1.98	$1.72	$7.78	$7.59

Diluted	$1.95	$1.70	$7.69	$7.49

Weighted average common shares outstanding:
Basic	111	112	111	112

Diluted	113	113	113	113

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Balance Sheets
December 31, 2024 and 2023
(in millions, except per share data)
(unaudited)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$549	$686
Accounts receivable, net	1,304	1,210
Inventories	188	190
Prepaid expenses and other current assets	351	286
Total current assets	2,392	2,372
Property, plant and equipment, net	2,113	1,816
Operating lease right-of-use assets	651	602
Goodwill	8,856	7,733
Intangible assets, net	1,763	1,166
Investment in equity method investees	123	135
Other assets	255	198
Total assets	$16,153	$14,022

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$1,394	$1,359
Current portion of long-term debt	602	303
Current portion of long-term operating lease liabilities	173	153
Total current liabilities	2,169	1,815
Long-term debt	5,615	4,410
Long-term operating lease liabilities	535	503
Other liabilities	938	876
Redeemable noncontrolling interest	83	76
Stockholders' equity:
Quest Diagnostics stockholders' equity:
Common stock, par value $0.01 per share; 600 shares authorized as of both December 31, 2024 and 2023; 162 shares issued as of both December 31, 2024 and 2023	2	2
Additional paid-in capital	2,361	2,320
Retained earnings	9,360	8,825
Accumulated other comprehensive loss	(88)	(14)
Treasury stock, at cost; 51 shares as of both December 31, 2024 and 2023	(4,857)	(4,826)
Total Quest Diagnostics stockholders' equity	6,778	6,307
Noncontrolling interests	35	35
Total stockholders' equity	6,813	6,342
Total liabilities and stockholders' equity	$16,153	$14,022

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Cash Flows
For the Twelve Months Ended December 31, 2024 and 2023
(in millions)
(unaudited)

	Twelve Months Ended December 31,
	2024	2023
Cash flows from operating activities:
Net income	$921	$908
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	493	439
Provision for credit losses	5	1
Deferred income tax provision (benefit)	13	(49)
Stock-based compensation expense	88	77
Other, net	15	41
Changes in operating assets and liabilities:
Accounts receivable	(71)	(15)
Accounts payable and accrued expenses	(67)	(55)
Income taxes payable	16	(2)
Other assets and liabilities, net	(79)	(73)
Net cash provided by operating activities	1,334	1,272

Cash flows from investing activities:
Business acquisitions, net of cash acquired	(2,164)	(611)
Capital expenditures	(425)	(408)
Other investing activities, net	41	(42)
Net cash used in investing activities	(2,548)	(1,061)

Cash flows from financing activities:
Proceeds from borrowings	1,846	2,592
Repayments of debt	(303)	(1,844)
Purchases of treasury stock	(151)	(275)
Exercise of stock options	73	72
Employee payroll tax withholdings on stock issued under stock-based compensation plans	(24)	(28)
Dividends paid	(331)	(314)
Distributions to noncontrolling interest partners	(47)	(57)
Other financing activities, net	21	14
Net cash provided by financing activities	1,084	160

Effect of exchange rate changes on cash and cash equivalents and restricted cash	(7)	—

Net change in cash and cash equivalents and restricted cash	(137)	371
Cash and cash equivalents and restricted cash, beginning of period	686	315
Cash and cash equivalents and restricted cash, end of period	$549	$686

Cash paid during the period for:
Interest	$262	$134
Income taxes	$256	$317

Notes to Financial Tables

1)The computation of basic and diluted earnings per common share is as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
	(in millions, except per share data)
Amounts attributable to Quest Diagnostics' common stockholders:
Net income attributable to Quest Diagnostics	$222	$192	$871	$854
Less: Earnings allocated to participating securities	2	—	5	4
Earnings available to Quest Diagnostics' common stockholders - basic and diluted	$220	$192	$866	$850

Weighted average common shares outstanding - basic	111	112	111	112
Effect of dilutive securities:
Stock options and performance share units	2	1	2	1
Weighted average common shares outstanding - diluted	113	113	113	113

Earnings per share attributable to Quest Diagnostics' common stockholders:
Basic	$1.98	$1.72	$7.78	$7.59
Diluted	$1.95	$1.70	$7.69	$7.49

2)The following tables reconcile reported GAAP results to non-GAAP adjusted results:

	Three Months Ended December 31, 2024
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (e)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$361	13.8%	$(68)	$5	$222	$1.95
Restructuring and integration charges (a)	17	0.6	(5)	—	12	0.11
Other charges (b)	(6)	(0.2)	—	—	(6)	(0.06)
Gains and losses on investments (c)	—	—	(1)	4	3	0.03
Other gains (d)	—	—	1	—	(3)	(0.02)
Amortization expense	37	1.4	(9)	—	28	0.25
ETB	—	—	(3)	—	(3)	(0.03)
As adjusted	$409	15.6%	$(85)	$9	$253	$2.23

	Twelve Months Ended December 31, 2024
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (e)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$1,346	13.6%	$(273)	$19	$871	$7.69
Restructuring and integration charges (a)	62	0.6	(15)	—	47	0.42
Other charges (b)	6	0.1	—	—	5	0.04
Gains and losses on investments (c)	—	—	(4)	15	11	0.10
Other gains (d)	—	—	3	—	(9)	(0.08)
Amortization expense	127	1.3	(32)	—	95	0.84
ETB	—	—	(9)	—	(9)	(0.08)
As adjusted	$1,541	15.6%	$(330)	$34	$1,011	$8.93

	Three Months Ended December 31, 2023
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (e)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$267	11.7%	$(40)	$8	$192	$1.70
Restructuring and integration charges (a)	11	0.5	(2)	—	9	0.07
Other charges (b)	33	1.4	(6)	—	27	0.23
Amortization expense	27	1.2	(8)	—	19	0.17
ETB	—	—	(2)	—	(2)	(0.02)
As adjusted	$338	14.8%	$(58)	$8	$245	$2.15

	Twelve Months Ended December 31, 2023
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (e)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$1,262	13.6%	$(248)	$26	$854	$7.49
Restructuring and integration charges (a)	43	0.5	(10)	—	33	0.29
Other charges (b)	44	0.5	(8)	—	36	0.31
Gains and losses on investments (c)	—	—	(1)	3	2	0.02
Amortization expense	108	1.2	(28)	—	80	0.70
ETB	—	—	(11)	—	(11)	(0.10)
As adjusted	$1,457	15.8%	$(306)	$29	$994	$8.71
`

(a)For both the three and twelve months ended December 31, 2024 and 2023, the pre-tax impact represents costs primarily associated with workforce reductions and integration costs incurred in connection with further restructuring and integrating our business. The following table summarizes the pre-tax impact of restructuring and integration charges on our consolidated statements of operations:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
	(dollars in millions)
Cost of services	$8	$4	$27	$16
Selling, general and administrative	9	7	37	27
Other operating (income) expense, net	—	—	(2)	—

Operating income	$17	$11	$62	$43

(b)For all periods presented, other operating (income) expense, net includes pre-tax (gains)/losses associated with the change in the fair value of the contingent consideration accrual associated with previous acquisitions. For both the three and twelve months ended December 31, 2023, the pre-tax impact also includes a $29 million impairment charge on certain long-lived assets related to the shutdown of a business. The following table summarizes the pre-tax impact of these other items on our consolidated statement of operations:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
	(dollars in millions)
Cost of services	$2	$—	$2	$—
Selling, general and administrative	—	(2)	2	5
Other operating (income) expense, net	(8)	35	2	39
Operating income	$(6)	$33	$6	$44

(c)For all periods presented, the pre-tax impact primarily represents (gains) and losses associated with changes in the carrying value of our strategic investments, recorded in equity in earnings of equity method investees, net of taxes.

(d)The twelve months ended December 31, 2024 principally includes a non-recurring $8 million pre-tax gain associated with a foreign exchange forward contract utilized in conjunction with an acquisition. For all periods presented, all amounts are recorded in other income, net.

(e)For restructuring and integration charges, gains and losses on investments, other charges and gains, and amortization expense, income tax impacts, where recorded, were primarily calculated using combined statutory income tax rates of 25.5% for both 2024 and 2023.

3)For both the three and twelve months ended December 31, 2024, we repurchased 0.9 million shares of our common stock for $150 million. As of December 31, 2024, $0.9 billion remained available under our share repurchase authorization.

4)The outlook for adjusted diluted EPS represents management’s estimates for the full year 2025 before the impact of special items. Further impacts to earnings related to special items may occur throughout 2025. Additionally, the amount of ETB is dependent upon employee stock option exercises and our stock price, which are difficult to predict. The following table reconciles our 2025 outlook for diluted EPS under GAAP to our outlook for adjusted diluted EPS:

	Low	High
Diluted EPS	$8.34	$8.59
Restructuring and integration charges (a)	0.11	0.11
Amortization expense (b)	1.05	1.05
Other charges (c)	0.13	0.13
ETB	(0.08)	(0.08)
Adjusted diluted EPS	$9.55	$9.80

(a)Represents estimated pre-tax charges of $16 million primarily associated with workforce reductions and integration costs incurred in connection with further restructuring and integrating our business. Income tax benefits were primarily calculated using a combined statutory income tax rate of 25.5%.

(b)Represents estimated pre-tax amortization expenses of $160 million. Income tax benefits were primarily calculated using a combined statutory income tax rate of 25.5%.

(c)Represents estimated pre-tax net losses of $15 million, principally associated with the increase in the fair value of the contingent consideration accrual associated with previous acquisitions. No income tax benefits are recorded on the losses associated with the contingent consideration accrual.